Safe Harbor In keeping with the SEC’s “Safe Harbor” guidelines, certain statements made during this presentation could be considered forward-looking and subject to certain risks and uncertainties that could cause results to differ materially from those projected. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such forward-looking statements include, but are not limited to, our business and investment strategy, our understanding of our competition, current market trends and opportunities, projected operating results, and projected capital expenditures. These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated including, without limitation: general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy, and the degree and nature of our competition. These and other risk factors are more fully discussed in the Company’s filings with the Securities and Exchange Commission. EBITDA is defined as net income before interest, taxes, depreciation and amortization. EBITDA yield is defined as trailing twelve month EBITDA divided by the purchase price. EBITDA, FFO, AFFO, CAD and other terms are non-GAAP measures, reconciliations of which have been provided in prior earnings releases and filings with the SEC. This overview is for informational purposes only and is not an offer to sell, or a solicitation of an offer to buy or sell, any securities of Ashford Hospitality Trust, Inc. and may not be relied upon in connection with the purchase or sale of any such security.

3

4 Public Space Renovation BEFOR E AFTE R

5 Public Space Renovation BEFORE AFTER

6 Public Space Renovation AFTER

7 Guest Room Renovation BEFORE AFTER* *Guest room renovation in progress

8

9 Public Space Renovation BEFORE AFTER

10

11 Guest Room Renovation BEFORE AFTER* *Guest room renovation in progress

12

13 Guest Room Renovation BEFORE AFTER

14

15 Public Space Renovation AFTER

16

17 Guest Room Renovation AFTER

18

19 Guest Room Renovation BEFORE AFTER